EXHIBIT 23




       INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-33215 on Form S-8 of our report dated June 24, 1996 on the financial statements of the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company for the year ended December 31, 1995 appearing in this Annual Report on Form 11-K of FPL Group, Inc. for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP

Miami, Florida
June 28, 1996